Exhibit 99.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
                                                                                                                                                         (RESTATED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Florida Community Banks, Inc. and Subsidiary

We have audited the accompanying consolidated statement of financial condition of Florida Community Banks, Inc. and Subsidiary (the “Company”) as of December 31, 2008, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2008.  The Company’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  The consolidated financial statements of the Company as of December 31, 2007 and 2006 were audited by other auditors whose report dated March 17, 2008, expressed an unqualified opinion, and are herein incorporated by reference in Exhibit 13.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor did we perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Florida Community Banks, Inc. and Subsidiary as of December 31, 2008, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 12 to the consolidated financial statements, certain errors resulting in overstatement of previously reported regulatory capital ratios were discovered by management.  Accordingly, adjustments have been made to correct the errors.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1, the Company continues to experience a deterioration of its loan portfolio and its capital levels subsequent to year end, subjecting the Company to increased regulatory oversight and mandates.  These conditions significantly increase regulatory uncertainties and raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 1.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty, except that, as described in Note 15, the Company has restated its financial statements to reflect the establishment of a deferred tax valuation allowance as of December 31, 2008 because of subsequent revisions to the Company’s forecast of future operating results and the uncertainty as to the Company’s ability to continue as a going concern.

/s/ Warren, Averett, Kimbrough & Marino, LLC
Warren, Averett, Kimbrough & Marino, LLC

Birmingham, Alabama
April 15, 2009,
except for Notes 1, 12, 15, 23 and 25, as to which the date is
August 25, 2009

                      FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                  DECEMBER 31, 2008 AND 2007

	2008	2007
	(Restated)
Assets
Cash and due from banks	$11,169,731	$10,526,924
Interest-bearing demand deposits with banks	6,245,791	1,868,391
Federal funds sold	28,450,000	2,334,000
Cash and Cash Equivalents	45,865,522	14,729,315

Securities held-to-maturity, fair value of $203,310,589 in 2008 and $136,499,998 in 2007	199,625,229	135,810,057
Other investments	7,987,869	6,815,840
Loans held-for-sale	156,231	—

Loans, net of unearned income	624,478,243	761,430,961
Allowance for loan losses	(36,389,744)	(18,309,279))
Net Loans	588,088,499	743,121,682

Premises and equipment, net	24,867,557	21,095,408
Accrued interest	3,511,261	4,585,201
Foreclosed real estate	52,005,241	1,065,289
Deferred taxes, net	2,799,570	13,671,041
Income taxes receivable……………………………………………….	29,123,997	218,872
Other assets	2,479,225	1,561,057
Total Assets	$956,510,201	$942,673,762

Liabilities and Shareholders’ Equity

Liabilities

Deposits
Noninterest-bearing	$60,474,172	$72,635,074
Interest-bearing	784,954,433	681,023,280
Total Deposits	845,428,605	753,658,354

Accrued interest	4,853,139	3,509,061
Deferred compensation	166,491	208,358
FHLB advances	50,000,000	55,000,000
Subordinated debentures	30,929,000	30,929,000
Other liabilities	3,362,046	1,163,952
Total Liabilities	934,739,281	844,468,725

Shareholders’ Equity
Preferred stock - par value $0.01 per share, 5,000,000 shares authorized, none issued and outstanding at December 31, 2008 and 2007	—	—
Common stock - par value $0.01 per share, 25,000,000 shares authorized, 7,918,217 shares issued and outstanding at December 31, 2008 and 7,909,261 shares issued and outstanding at December 31, 2007	79,182	79,093
Paid-in capital	18,529,677	18,456,882
Retained earnings	3,516,244	79,669,062
Accumulated other comprehensive income (loss)	(354,183)	—
Total Shareholders’ Equity	21,770,920	98,205,037

Total Liabilities and Shareholders’ Equity	$956,510,201	$942,673,762

See notes to consolidated financial statements

                       FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

                          Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Restated)
Interest Income
Interest and fees on loans	$38,060,139	$70,764,215	$81,434,704
Interest and dividends on taxable securities	8,020,957	5,194,119	3,221,155
Interest on tax-exempt securities	835,703	814,007	166,262
Interest on federal funds sold	269,172	573,133	686,231
Interest on deposits in banks	48,740	70,790	66,177
Total Interest Income	47,234,711	77,416,264	85,574,529

Interest Expense
Interest on deposits	29,169,128	33,380,771	29,741,087
Interest on short-term borrowings	134,592	336,318	277,152
Interest on FHLB advances	2,144,654	2,313,438	2,492,831
Interest on subordinated debentures	1,721,689	2,359,063	1,853,679
Total Interest Expense	33,170,063	38,389,590	34,364,749

Net Interest Income	14,064,648	39,026,674	51,209,780

Provision for loan losses	69,130,400	6,867,600	2,296,270

Net Interest Income (Expense) After Provision For Loan Losses	(55,065,752)	32,159,074	48,913,510

Noninterest Income
Customer service fees	1,577,305	1,414,400	1,678,478
Secondary market loan fees	143,978	388,816	750,686
Other operating income	565,901	1,024,988	1,487,078
Total Noninterest Income	2,287,184	2,828,204	3,916,242

Noninterest Expenses
Salaries and employee benefits	10,466,029	10,712,122	9,608,072
Occupancy and equipment expense	3,378,355	2,442,141	2,293,985
Expenses, write-downs, and losses on sale from other real estate owned	12,530,436	161,873	—
Investment security losses	—	7,816	—
Other operating expenses	8,033,085	4,340,416	3,167,277
Total Noninterest Expenses	34,407,905	17,664,368	15,069,334

Income (loss) before income taxes	(87,186,473)	17,322,910	37,760,418
Income tax (benefit) expense	(11,033,655)	6,413,691	14,614,349

Net Income (Loss)	$(76,152,818)	$10,909,219	$23,146,069

Earnings (Loss) Per Common Share
Basic	$(9.62)	$1.38	$2.93
Diluted	(9.58)	1.36	2.90

Cash Dividends Declared Per Common Share	0.00	0.42	0.35

Weighted Average Shares Outstanding
Basic	7,918,144	7,909,261	7,890,427
Diluted	7,951,647	8,040,860	7,987,134

See notes to consolidated financial statements

                           FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                            Years Ended December 31, 2008, 2007 and 2006

	Preferred Stock	Common Shares	Stock Par Value	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2005	$—	7,909,261	$79,093	$18,340,650	$51,656,039	$—	$70,075,782

Net income - 2006	—	—	—	—	23,146,069	—	23,146,069
Comprehensive income							23,146,069

Stock-based compensation expense	—	—	—	92,035	—	—	92,035
Cash dividends – Common $0.35 per share	—	—	—	—	(2,746,572)	—	(2,746,572)

Balance at December 31, 2006	—	7,909,261	79,093	18,432,685	72,055,536	—	90,567,314

Net income – 2007	—	—	—	—	10,909,219	—	10,909,219
Comprehensive income							10,909,219

Stock-based compensation expense	—	—	—	36,299	—	—	36,299
Cash paid in lieu of fractional shares				(12,102)	—	—	(12,102)
Cash dividends – Common $0.42 per share	—	—	—	—	(3,295,693)	—	(3,295,693)

Balance at December 31, 2007	—	7,909,261	79,093	18,456,882	79,669,062	—	98,205,037
Net loss – 2008 (restated)	—	—	—	—	(76,152,818)	—	(76,152,818)
Unrealized losses on available-for-sale securities	—	—	—	—	—	(354,183)	(354,183)
Comprehensive (loss)							(76,507,001)

Exercise of stock options	—	8,956	89	53,911	—	—	54,000
Stock-based compensation expense	—	—	—	18,884	—	—	18,884

Balance at December 31, 2008	$—	7,918,217	$79,182	$18,529,677	$3,516,244	$(354,183)	$21,770,920

See notes to consolidated financial statements

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Restated)
Operating Activities
Net income (loss)	$(76,152,818)	$10,909,219	$23,146,069
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Provision for loan losses	69,130,400	6,867,600	2,296,270
Depreciation, amortization, and accretion, net	1,028,208	1,024,050	1,093,979
Deferred tax expense (benefit)	10,871,471	(7,245,573)	(595,242)
Loss on sale of securities	—	7,816	—
Gain on disposition of other real estate owned property	(64,821)	(404,921)	—
Writedown on other real estate owned property	9,529,259	90,310	—
(Gain) loss on disposition of premises and equipment	—	(2,808)	33,911
Compensation associated with the issuance of options	18,884	36,299	92,035
Decrease (increase) in accrued interest receivable	1,071,394	2,055,136	(1,699,096)
Increase in accrued interest payable	1,344,078	741,222	368,559
(Increase) in income taxes receivable………………...	(28,905,125)	190,384	(1,035,386)
Other, net	1,491,277	543,251	(195,198)
Net Cash Provided (Used) By Operating Activities	(10,637,793)	14,811,985	23,505,901

Investing Activities
Purchases of investment securities held-to-maturity	(85,718,391)	(43,971,875)	(46,020,950)
Proceeds from sales, maturities, calls and pay-downs of investment securities held-to-maturity	21,962,055	9,190,410	5,770,415
Proceeds from other investments	—	48,000	—
Purchases of other investments, net	(1,504,636)	(4,500)	(1,750,075)
Net decrease (increase) in loans to customers	21,170,984	104,927,592	(78,282,798)
Purchase of premises and equipment	(5,089,062)	(7,751,826)	(1,738,733)
Proceeds from disposition of premises and equipment	—	63,772	—
Proceeds from disposition of foreclosed real estate	4,128,799	2,608,456	—
Net Cash Provided (Used) By Investing Activities	(45,050,251)	65,109,929	(122,022,141)

(Continued on following page)

See notes to consolidated financial statements

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006

Financing Activities
Net (decrease) increase in demand deposits, NOW accounts and savings accounts	$(114,535,477)	$(64,443,555)	$34,697,815
Net (decrease) increase in certificates of deposit	206,305,728	(17,359,591)	63,507,929
Net (decrease) increase in short-term borrowings	—	(694,000)	(24,294,000)
Issuance of FHLB advances	—	10,000,000	5,000,000
Repayments of FHLB advances	(5,000,000)	(10,000,000)	(10,000,000)
Increase (decrease) in other debt, net	—	—	(23,939)
Issuance of subordinated debentures	—	—	20,619,000
Exercise of stock options	54,000	—	—
Costs associated with stock split-fractional share payout	—	(12,102)	—
Cash dividends	—	(3,295,693)	(2,746,572)
Net Cash Provided (Used) By Financing Activities	86,824,251	(85,804,941)	86,760,233

Net Increase (Decrease) in Cash and Cash Equivalents	31,136,207	(5,883,027)	(11,756,007)

Cash and Cash Equivalents at Beginning of Year	14,729,315	20,612,342	32,368,349

Cash and Cash Equivalents at End of Year	$45,865,522	$14,729,315	$20,612,342

See notes to consolidated financial statements

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies

Florida Community Banks, Inc. ("FCBI") (a Florida corporation) and its wholly owned subsidiary, Florida Community Bank (the "Bank") (a Florida corporation) collectively referred to herein as the "Company," is headquartered in Immokalee, Florida, with ten additional branch offices in Southwest Florida. The Company had plans to open three new branches in 2008; a branch in the new town of Ave Maria; a branch in Bonita Springs, in the Bonita Center; and, one in North Port in front of the new Home Depot. The Bank had plans on moving its executive offices to the building in Ave Maria when it opened. All these plans were put on hold by the downturn in the economy. The Bank provides a full range of banking services to individual and corporate customers in Charlotte, Collier, Glades, Hendry and Lee counties and the surrounding areas.  In addition, two limited liability companies (Concordia Cape Coral II, LLC and Van Loon Commons II, LLC) were formed as special purpose entities (“SPE’s”) and are wholly owned by the Bank.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States and to general practice within the banking industry. The following summarizes the most significant of these policies.

Financial Statements Restatement, Going Concern, Regulatory Oversight, Capital Adequacy, Liquidity and Management’s Plans

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. Due to the Company’s 2008 financial results, the substantial uncertainty throughout the U.S. banking industry and other matters discussed below, the Company has assessed its ability to continue as a going concern.

Financial Statements Restatement

As a result of continued deterioration of the local economy and the uncertainty of regulatory actions, the consolidated financial statements of the Company as of and for the year ended December 31, 2008 have been restated as follows:

The accountants report was revised to include an explanatory paragraph about the ability of the Company to continue as a going concern.

Deferred tax assets have decreased by $22,585,142 because of the devaluation of the deferred tax asset, and correction of previous estimates (see Note 15).

Retained earnings have been adjusted by the devaluation of the deferred tax asset and correction of previous estimates and has decreased by $22,858,142 (see Note 12).

Net loss has increased (or net income reduced) by the devaluation of the deferred tax asset and correction of previous estimates of income tax receivable by $22,858,142.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

Going Concern

Our ability to continue as a going concern is in doubt as a result of regulatory uncertainty concerning the Bank’s deteriorating capital levels. The continued deterioration of our loan portfolio and the deterioration of our capital levels may result in a Prompt Corrective Action (“PCA”) from the regulators. A PCA would place further restrictions on the Bank and require the Bank to raise capital or sell itself within a certain amount of time. While we are actively trying to sell our nonperforming assets to reduce the size of the Bank and formalizing a capital plan, we can give no assurance that we will be successful in our endeavors. If we are unable to return to profitability and if we are unable to execute a viable capital plan, we may be unable to continue as a going concern.

Regulatory Oversight

As described in Note 12, Regulatory Capital Matters, the Bank and FCBI are currently operating under heightened regulatory scrutiny; the Bank has entered into a Cease and Desist Order Agreement (“Order”) with the OFR and FCBI has entered into a Written Agreement (“Agreement”) with the Federal Reserve Bank of Atlanta. Both the Order and the Agreement place certain requirements and restrictions on the Bank and FCBI including but not limited to:

The Bank:

•
Adherance to a Capital Plan to maintain the Tier 1 Leverage Ratio and the Total Risk Based Capital Ratio of at least 8% and 12%, respectively, which are above current levels and the levels necessary to be categorized as “well capitalized” as defined by Prompt Corrective Action regulations.

•	The ratio of certain “classified assets” to Tier 1 Risk Based Capital and Loan Loss Reserves must be reduced to prescribed levels by dates beginning February 28, 2009.
•	Reduce the Bank’s credit concentration risk.

FCBI:

•	FCBI’s resources will be used to support the Bank.
•	No dividends may be paid on common stock without prior regulatory approval.
•	Additional debt may not be incurred without prior regulatory approval.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

These changes have been reflected throughout the consolidated financial statement and the notes hereto.

Capital Adequacy

As of December 31, 2008, the Bank’s and FCBI’s Capital ratio’s were below the minimum ratios set in the OFR’s Order.  The Bank’s Tier 1 Leverage Capital Ratio was 4.88%, the Tier 1 Risk Based Capital Ratio was 6.66% and the Total Risk Based Capital Ratio was 7.95%.  FCBI’s Tier 1 Leverage Capital Ratio was 2.86%, the Tier 1 Risk Based Capital Ratio was 3.90% and the Total Risk Based Capital Ratio was 7.80%. The Bank and FCBI face a serious risk of their capital ratios falling further, to the point where they may be considered “Significantly Under Capitalized.”

In order to return the Bank’s capital ratios to the level prescribed by the Order, FCBI and the Bank are looking at numerous options. Issuing more stock to raise capital is now critical, along with shrinking the Bank; doing both could return the capital ratios to where the Bank would be considered “well capitalized” again.  It must also be noted that failure to adequately address the regulatory concerns may result in further actions by the banking regulators, which could include appointment of a receiver or conservator of the Bank’s assets.

Liquidity

Both the Bank and FCBI actively manage liquidity. FCBI does not have any debt maturing during 2009 or 2010. FCBI suspended its dividend to shareholders and Trust Preferred Securities interest payments until such time as the Company returns to profitability. At December 31, 2008, FCBI had approximately $1.05 million in cash at the parent company level to meet its future operating needs. See Note 24, Condensed Parent Company Information.

Management’s Plans

Management is in the process of putting together a Plan to raise additional capital through a targeted marketing campaign to certain high net worth investors known to the Company.  If successful, it is the Board’s intent to offer the same opportunity to the Company’s existing shareholders.  In addition, if this campaign is successful it may open the possibility of raising additional capital from private equity funds or even the TARP fund.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

Cash and cash equivalents at the Bank at December 31, 2008 were approximately $45.9 million. The Bank does not have any long-term debt maturing in 2009. Liquidity at the Bank is dependent upon the deposit franchise which funds 85% of the Company’s assets. Despite some negative publicity about the Bank during the first quarter of 2009, the Bank’s deposits increased from December 31, 2008 to February 28, 2009. The Bank is de-leveraging its balance sheet to improve its capital ratios and has also been planning so that as assets are removed from the balance sheet, the highest cost funding declines in tandem particularly focusing on decreasing higher cost certificate of deposits. The Bank currently has enough collateral to secure its Fed Funds lines and to pledge for secured long-term debt borrowings. At December 31, 2008, the Bank had the capacity to borrow up to $95 million on a short-term basis which is subject to collateral pledging restrictions and availability. The FDIC’s temporary changes to increase the amount of deposit insurance to $250,000 per deposit relationship and to provide unlimited deposit insurance for certain transaction accounts have contributed to improving the Bank’s deposit base. All banks that have elected to participate in the deposit component of the Temporary Liquidation Guarantee Program (“TLGP”) have the same FDIC insurance coverage. At December 31, 2008, the Bank had approximately $20 million of uncollateralized, uninsured deposits. The Bank also does not have a loan portfolio that could rapidly draw additional funds causing an elevated need for additional liquidity at the Bank. At December 31, 2008, the Bank had unfunded loan commitments of approximately $50 million. If a liquidity issue presents itself, deposit promotions would be expected to yield significant in-flows of cash.

Based on current and expected liquidity needs and sources, management expects the Bank and FCBI to be able to meet obligations at least through December 31, 2009.

As noted above, the Company is actively working toward transactions designed to meet the requirements of the Order and Agreement. Failure to meet these requirements could result in formal, heightened regulatory oversight and could eventually lead to the appointment of a receiver or conservator of the Bank’s assets. If unanticipated market factors emerge and/or the Company is unable to successfully execute its plans or the banking regulators take unexpected actions, it could have a material adverse effect on the Company’s business, results of operations and financial position.

Basis of Consolidation

The consolidated financial statements include the accounts of Florida Community Banks, Inc., and the Bank. All significant inter-company balances and transactions have been eliminated. Variable interest entities ("VIEs") are consolidated if the Company is exposed to the majority of the VIE's expected losses and/or residual returns (i.e., the Company is considered to be the primary beneficiary). Unconsolidated investments in VIEs in which the Company has significant influence over operating and financing decisions (usually defined as a voting or economic interest of 20% to 50%) are accounted for using the equity method. Unconsolidated investments in VIEs in which the Company has a voting or economic interest of less than 20% are generally carried at cost.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

Significant Concentration of Credit Risk and Uncertainty

A significant portion of the Company's loan portfolio consists of mortgages secured by real estate located in the Charlotte, Hendry, Glades, Collier and Lee County markets. Real estate values and real estate markets have been generally affected by the attention given by various news media to the national sub-prime market decline. The Company does not engage in sub-prime lending, but the values securing the real estate loans have declined and valuations fluctuate on a regular basis. The result of the decline is an economic downturn for the area that has caused past due and non-accrual loans to be unusually high.  While management believes that it has established the allowance for loan losses in accordance with generally accepted accounting principles and has taken into account the current economic environment views and the views of banking regulators in recent interagency guidance, uncertainty exists about the valuation of collateral dependent loans. The uncertainty about the ability to determine a true fair market value in volatile real estate markets causes concern about significant estimates. It is therefore unclear if it is:  (a) at least reasonably possible that the estimate will change in the near term due to one or more future confirming events and (b) if the effect of the change would be material to the consolidated financial statements. This general economic downturn has increased the number of non-performing loans and without recovery could adversely affect the Company’s financial performance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.  While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

Securities

Securities are classified as either held-to-maturity, available-for-sale or trading.

Securities held-to-maturity are those securities for which management has the ability and intent to hold on a long-term basis or until maturity. These securities are carried at amortized cost, adjusted for amortization of premiums and accretion of discount, to the earlier of the maturity or call date.

Securities available-for-sale represent those securities intended to be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, the need to increase regulatory capital, or other similar factors. Securities available-for-sale are recorded at market value with unrealized gains and losses net of any tax effect, added or deducted directly from shareholders' equity.

Securities carried in trading accounts are carried at market value with unrealized gains and losses reflected in income.
Realized and unrealized gains and losses are based on the specific identification method.

Purchase premiums and discounts are recognized in interest income using a method which approximates the interest method over the terms of the securities. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery of fair value.

The Company has no trading securities.

Other Investments

The Company has invested in selected equity instruments issued in the form of restricted stocks, common stock of special purpose trusts formed to issue trust preferred securities and non-controlling partnership interests, all of which have no ascertainable market value.  The restricted stocks and trust stocks are categorized as Other Investments-Securities and are accounted for in accordance with SOP 01-06 and are recorded at cost.  Impairment valuations are determined by the ultimate recoverability of the par value rather than by recognizing temporary declines in value.  The ultimate recoverability is influenced by criteria such as the following:
•	The significance of the decline in net assets of the investee as compared to the capital stock amount for the investments and the length of time this situation has persisted
•	Commitments by the investee to make payments required by law or regulation and the level of such payments in relation to the operating performance of the investee
•	The liquidity position of the investee
•	Other information available in regard to the investee

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

The investments categorized as Other Investments-Partnerships represent ownership interests by the Company in limited liability partnerships.  The Company accounts for partnership interests using the cost method or equity method depending upon the Company's economic interest and ability to significantly influence operating and financing decisions.  Management has determined that none of its partnership interests required consolidation as of December 31, 2008 and 2007.

Loans Held-for-Sale

Loans held-for-sale are carried at the lower of aggregate cost or market. The cost of loans held-for-sale is the note amount plus certain net origination costs less discounts collected. Gains and losses resulting from changes in the market value of the inventory are netted. Any net gain that results is deferred; any net loss that results is recognized when incurred. The aggregate cost of loans held-for-sale at December 31, 2008 and 2007, approximates their aggregate net realizable value. Gains or losses on the sale of loans held-for-sale are included in other income.

Loans

Loans are stated at unpaid principal balances, less the allowance for loan losses, unearned discounts and net deferred loan fees.

Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method or the straight-line method.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are considered in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. All other loans are categorized in homogeneous groups and are evaluated collectively; reserves are established based on their historical loss experience, which are adjusted for qualitative environmental factors.

Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral and an analysis of current economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. While management believes that it has established the allowance in accordance with generally accepted accounting principles and has taken into account the views of banking regulators and the current economic environment, there can be no assurance that in the future the Company's regulators or its economic environment will not require further increases in the allowance.

Income Recognition on Impaired and Nonaccrual Loans

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

Premises and Equipment

Land is carried at cost. Other premises and equipment are stated at cost less accumulated depreciation. Expenditures for additions and major improvements that significantly extend the useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. The carrying values of assets traded in are used to adjust the carrying values of the new assets acquired by trade. Assets that are disposed of are removed from the accounts and the resulting gains or losses are recorded in operations.

Depreciation is provided generally by accelerated and straight-line methods based on the estimated useful lives of the respective assets.

Foreclosed Real Estate

Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.
At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate. Costs incurred to complete, repair/renovate or make the property whole are to be capitalized.

Retirement Plan

The Company has a Profit-Sharing Plan covering all eligible employees, allowing employee elective contributions under Internal Revenue Code section 401k. The Company also adopted an Employee Stock Ownership Plan ("ESOP"), which also allows elective employee contributions.  Employer contributions to the plans are included in salaries and employee benefits expense. Profit-Sharing and ESOP contributions are determined by the board of directors. The Company also has deferred compensation plans with certain executive officers and directors.

On December 31, 2006, the Company adopted the recognition provision of Statement of Financial Accounting Standards ("SFAS") No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of SFAS Nos. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize the funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial condition and to recognize changes in that funded status in the year in which the changes occur in accumulated other comprehensive income. At December 31, 2007, the Company had a defined benefit postretirement plan, which is discussed further in Note 16, that met the recognition criteria of SFAS No. 158. Accordingly, at December 31, 2008, the Company determined the plans are non-

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

qualified and unfunded and have been recorded as a liability of the Company at the present value of the future benefit obligation.

Advertising Costs

The Company's policy is to expense advertising costs as incurred. Advertising expense for the years ended December 31, 2008, 2007 and 2006 amounted to approximately $412,000, $481,000, and $381,000, respectively.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, accumulated depreciation and accrued employee benefits for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Taxes” (“FIN 48”), as of January 1, 2007.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment, which requires all stock-based payments to employees to be recognized in the income statement based on their fair values, the same method employed by the Company since January 1, 2003. The Company adopted SFAS No. 123(R) using the modified prospective transition method. The modified prospective transition method does not require the restatement of prior periods to reflect the fair value method of expensing stock-based compensation. SFAS No. 123(R) does require a cumulative effect adjustment of previously recognized compensation expense in order to estimate forfeitures for awards outstanding on the adoption date. The cumulative effect adjustment was immaterial.

The Company uses the Black-Scholes option pricing model for all grant date estimations of fair value as the Company believes that its stock options have characteristics for which the Black-Scholes model provides an acceptable measure of fair value. The expected term of an option represents the period of time that the Company expects the options granted to be outstanding. The Company bases this estimate on a

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

number of factors including vesting period, historical data, expected volatility and blackout periods. The expected volatility used in the option pricing calculation is estimated considering historical volatility. The Company believes that historical volatility is a good predictor of the expected volatility. The expected dividend yield represents the expected dividend rate that will be paid out on the underlying shares during the expected term of the option, taking into account any expected dividend increases. The Company's options do not permit option holders to receive dividends and therefore the expected dividend yield was factored into the calculation. The risk-free rate is assumed to be a short-term treasury rate on the date of grant, such as a U.S. Treasury zero-coupon issue with a term equal to the expected term of the option.

Stock option expense was computed with the following weighted average assumptions as of the grant dates:

	Years Ended December 31,
	2008	2007	2006

Assumptions:
Average risk free interest rate	2.07%	—	—
Average expected volatility	15.00%	—	—
Expected dividend yield	0.00%	—	—
Expected life	9.0 years	—	—

The Company estimates forfeitures at the date of grant based upon historical forfeitures and management's estimate of future forfeitures. Prior to the adoption of SFAS No. 123(R), forfeitures were recognized as they occurred.

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share are computed by dividing earnings available to stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock, as prescribed by SFAS No. 128, Earnings per Share. The following reconciles the weighted average number of shares outstanding:

	2008	2007	2006

Weighted average of common shares outstanding	7,918,144	7,909,261	7,890,427
Effect of dilutive options	33,503	131,599	96,707

Weighted average of common shares outstanding effected for dilution	7,951,647	8,040,860	7,987,134

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

In October 2007 and October 2006, the Company issued 1.2-for-1.0 stock splits. All per share amounts included in these consolidated financial statements have been retroactively adjusted to reflect the effects of the 1.2-for-1.0 stock splits.

Comprehensive Income

Comprehensive income is generally defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income is the total of net income (loss) and all other non-owner changes in equity. Items that are to be recognized under accounting standards as components of comprehensive income are displayed in statements of shareholders' equity.

In the calculation of comprehensive income, certain reclassification adjustments are made to avoid double counting items that are displayed as part of net income (loss) for a period that also had been displayed as part of other comprehensive income (loss) in that period or earlier periods. The Company has no such material items to be reclassified at December 31, 2008, 2007 and 2006.

Statements of Cash Flows

The Company includes cash, due from banks and certain cash equivalents in preparing the consolidated statements of cash flows. The following is supplemental disclosure to the consolidated statements of cash flows for the three years ended December 31, 2008.

	Years Ended December 31,
	2008	2007	2006

Cash paid during the year for interest	$31,825,985	$37,648,368	$33,996,190
Cash paid during the year for income taxes, net	7,000,000	13,468,880	16,244,978

Non-cash Disclosures:

Loans transferred to foreclosed real estate during the year	79,638,829	955,599	200,000

Net increase in unrealized losses on available-for-sale securities	354,183	—	—

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

Off-Balance Sheet Financial Instruments

In the ordinary course of business the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when funded.

The Bank has available as a source of financing a line of credit with the Federal Home Loan Bank of Atlanta ("FHLB") that is limited to 10% of assets (approximately $97,745,000 at December 31, 2008), of which approximately $47,745,000 was available and unused. The ability to utilize the remaining line is dependent on the amount of eligible collateral that is available to pledge to the FHLB. At December 31, 2008, the amount pledged and available was approximately $25,000,000.  In addition, as a part of the borrowing agreement, the Bank is required to purchase FHLB stock (see Note 4).

The Bank also has available as a source of short-term financing the purchase of approximately $50,000,000 of federal funds from other commercial banks and commercial lines of credit. At December 31, 2008, the total amount available for short-term financing was approximately $50,000,000. All the lines are secured by investment securities and are dependent upon the availability of securities to pledge against any advances.

The Bank also has available as a source of short-term financing, a line of credit with the Federal Reserve Bank of Atlanta, which is secured by commercial loans. At December 31, 2008, the total amount available for short-term financing was $20,000,000.  During the first quarter of 2009, the line was reduced to $9.7 million due to changes in lendable collateral values that the Federal Reserve made for all banks,

Segment Information

All of the Company's offices offer similar products and services, are located in the same geographic region and serve the same customer segments of the market. As a result, management considers all units as one operating segment and therefore feels that the basic consolidated financial statements and related notes provide details related to segment reporting.

Reclassifications

Certain amounts in 2007 and 2006 have been reclassified to conform with the 2008 presentation.  These reclassifications had no effect on the financial position, results of operations or cash flows of the Company as previously presented.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

Fair Value Measurements

The Company adopted the provisions of SFAS No. 157, Fair Value Measurements, effective January 1, 2008, on a prospective basis.  SFAS No. 157 defines fair value for financial reporting purposes as the price that would be received to sell an asset or paid to transfer a liability in an orderly market transaction between market participants at the measurement date (reporting date).  Under the statement, fair value is based on an exit price in the principal market or most advantageous market in which the reporting entity could transact.  SFAS No. 157 does not require new fair value measurements but does apply under other accounting pronouncements where fair value is required or permitted.

For each asset and liability required to be reported at fair value, management has identified the unit of account and valuation premise to be applied for purposes of measuring fair value.  The unit of account is the level at which an asset or liability is aggregated or disaggregated for purposes of applying SFAS No. 157.  The valuation premise is a concept that determines whether an asset is measured on a stand-alone basis or in combination with other assets.  For purposes of applying the provisions of SFAS No. 157, the Company measures its assets and liabilities on a stand-alone basis then aggregates assets and liabilities with similar characteristics for disclosure purposes.

SFAS No. 157 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company.  Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 - Valuations based on observable inputs, including quoted prices (other than Level 1) in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, such as interest rates, yield curves, volatilities and default rates, and inputs that are derived principally from or corroborated by observable market data.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

If the determination of fair value measurement for a particular asset or liability is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.  Management’s assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the asset or liability measured.

Financial Instruments Not Measured at Fair Value

Some of the Company’s financial instruments are not measured at fair value on a recurring basis but, nevertheless, are recorded at amounts that approximate fair value due to their liquid or short-term nature.  Such financial assets and financial liabilities include:  cash and cash equivalents, accounts receivable, accounts payable and other short-term borrowings, and certain deposits.

Recently Issued Accounting Standards

In June 2007, the FASB finalized Issue No. 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payments Awards”.  The issue requires that a realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for equity classified nonvested equity shares, nonvested equity share units, and outstanding equity share options should be recognized as an increase to additional paid-in capital.  The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on these awards should be included in the pool of excess tax benefits available to absorb tax deficiencies on share-based payment awards (as described in paragraphs 62 and 63 of SFAS No. 123(R)).  This is effective for fiscal years beginning after December 15, 2007.  Adoption on January 1, 2008, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity.

On November 5, 2007, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 109, “Written Loan Commitments Recorded at Fair Value Through Earnings.” SAB 109 expresses the views of the staff regarding written loan commitments that are accounted for at fair value through earnings under generally accepted accounting principles. To make the staff’s views consistent with current authoritative accounting guidance, the SAB revises and rescinds portions of SAB No. 105, “Application of Accounting Principles to Loan Commitments.” Specifically, the SAB revises the SEC staff’s views on incorporating expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. The SAB retains the staff’s views on incorporating expected net future cash flows related to internally-developed intangible assets in the fair value measurement of a written loan commitment. The staff expects registrants to apply the views in Question 1 of SAB 109 on a prospective basis to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007. The Company’s adoption of SAB 109 did not have a material impact on its consolidated financial statements.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 1 - Summary of Significant Accounting Policies - Continued

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51.  This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of a company’s fiscal year beginning after December 15, 2008. The Company does not expect the adoption of this statement to have a material effect on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.” SFAS No. 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The Statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of a company’s fiscal year beginning after December 15, 2008. The Company does not expect the adoption of this statement to have a material effect on the consolidated financial statements.

In March 2008, the FASB issued SFAS No 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”.  SFAS No. 161 requires enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related items are accounted for under SFAS No. 133 and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  The new standard is effective for the Company on January 1, 2009, and adoption is not expected to have a material effect on the Company’s financial condition, results of operations or liquidity.

In May 2008, the FASB issued SFAS No 162. “The hierarchy of Generally Accepted Accounting Principles”.  The standard identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America.  The new standard became effective November 15, 2008, and adoption, as required, did not have a material impact on the Company’s consolidated financial condition or results of operations.

In January 2009, the FASB issued FSP EITF 99-20-1 which amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred.  The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and other related guidance.  The FSP is effective for interim and annual reporting periods ending after December 15, 2008, and was required to be applied prospectively.  Adoption, as required, did not have a material effect on the Company’s consolidated financial condition or results of operations.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 2 - Restrictions on Cash and Due from Bank Accounts

The Bank is required by regulatory authorities to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve Bank. The average amount of those reserves required at December 31, 2008 and 2007, were approximately $85,000 and $311,000, respectively.

Note 3 - Securities

The carrying amounts of securities held-to-maturity as shown in the consolidated statements of financial condition and their approximate fair values at December 31, 2008 and 2007 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Securities Held-to-Maturity

December 31, 2008:
FHLB and FHLMC agency notes	$19,486,401	$546,204	$—	$20,032,605
Municipal securities	20,797,848	10,965	725,515	20,083,298
Mortgage-backed securities	159,340,980	4,025,482	171,776	163,194,686

	$199,625,229	$4,582,651	$897,291	$203,310,589

December 31, 2007:
FHLB and FHLMC agency notes	$18,491,643	$570,623	$9,166	$19,053,100
Municipal securities	20,786,520	63,186	88,627	20,761,079
Mortgage-backed securities	96,531,894	663,977	510,052	96,685,819

	$135,810,057	$1,297,786	$607,845	$136,499,998

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 3 - Securities - Continued

The following table shows our investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2008 and 2007.

	Less Than 12 Months		12 Months or More Total
Description of Securities	Fair Value	Unrealized Losses	Fair Unrealized Value Losses		Fair Unrealized Value Losses

December 31, 2008:
Municipal securities	$16,818,776	$662,332	$813,565	$63,183	$17,632,341	$725,515
Mortgage-backed securities	12,771,403	171,776	—	—	12,771,403	171,776

	$29,590,179	$834,108	$813,565	$63,183	$30,403,744	$897,291

December 31, 2007:
FHLB and FHLMC agency notes	$—	$—	$1,990,200	$9,166	$1,990,200	$9,166
Municipal securities	9,280,680	58,860	3,406,613	29,767	12,687,293	88,627
Mortgage-backed securities	4,090,572	5,487	47,845,717	504,565	51,963,289	510,052

	$13,371,252	$64,347	$53,242,530	$543,498	$66,613,782	$607,845

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and the ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Municipal Securities - At December 31, 2008, the Company had 34 municipal securities with unrealized losses.  The unrealized losses on these securities were caused by an overall decline in the economy and reflected aggregate depreciation from amortized cost of 3.49 percent.  The contractual cash flows of these investments are guaranteed by various state and local government agencies.  Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost of the Company's investment.  Because the decline in market value is attributable to changes in the overall economy and not credit quality, and because the Company has the ability and intent to hold these investments until maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 3 - Securities - Continued

Mortgage-Backed Securities - At December 31, 2008, the Company had 8 mortgage-backed securities with unrealized losses.  The unrealized losses were a result of a declining economy and reflected an aggregate depreciation of 0.11 percent from amortized cost.  The contractual cash flows of these investments are guaranteed by either the U.S. Government and its agencies or U.S.  Government sponsored enterprises.  Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost of the Company's investment.  Because the decline in market value is attributable to changes in the overall economy and not credit quality, and because the Company has the ability and intent to hold these investments until maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

The contractual maturities of securities held-to-maturity at December 31, 2008, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value

Due in one year or less	$—	$—
Due after one year through five years	9,501,704	9,614,215
Due after five years through ten years	37,658,437	38,930,080
Due after ten years	152,465,088	154,766,294

	$199,625,229	$203,310,589

Mortgage-backed securities have been included in the maturity table based upon the guaranteed payoff date of each security.

There was a $7,816 net loss on the sale of eleven “odd lot” (small) mortgage-backed securities at the end of 2007, which were sold and replaced with one mortgage-backed security that could be used for pledging. There were no gross realized gains and losses from the sale of securities for the years ended December 31 2008 and 2006.

Dispositions through calls, maturities and pay-downs resulted in no material net gains or losses during 2008, 2007 and 2006.

Investment securities pledged to secure public funds on deposit, FHLB advances and for other purposes as required by law amounted to approximately $192,225,000 and $119,124,000 at December 31, 2008 and 2007, respectively.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 4 - Other Investments

The carrying amounts of other investments as shown in the consolidated statements of financial condition at December 31, 2008 and 2007 were as follows:

	2008	2007

Other investments-securities	$7,104,601	$5,599,965
Other investments-partnerships	883,268	1,215,875

	$7,987,869	$6,815,840

Other Investments-Securities - The aggregate carrying value of the Company's cost-method investments totaled $7,104,601 at December 31, 2008 and $5,599,965 at December 31, 2007. As of December 31, 2008, the Company estimates that the fair values were lower than the carrying costs and evaluated them for impairment in accordance with paragraphs 14 and 15 of SFAS No. 107. The Company concluded that the impairments were temporary and no adjustments were needed.  Included in this amount are restricted investments in the Federal Home Loan Bank of Atlanta, Silverton Financial Services, Inc. (with a year-end internally calculated  value of $1,180,479, representing a 39% decline in value), and the Independent Bankers of Florida. The investments in FCBI Capital Trust I and Capital Trust II represent the Company's capitalization of special purpose trusts created to issue preferred securities. These investments represent 100 percent of the common stock issued by the trust’s, however, in accordance with the provisions of FIN 46(R), these subsidiaries have not been consolidated into these consolidated financial statements since the Company is not considered the primary beneficiary (see Note 10).

Other Investments-Partnerships - The investment in Capital Security Investments, LLC, represents a 20% investment in a limited liability company with four other financial institutions for the purpose of buying trust preferred securities. This investment was also evaluated for impairment, as the fair value of the trust preferred securities were lower than their carrying cost. The Company concluded that the impairment was temporary due exclusively to the underlying temporary impairment of securities held by the partnership.  and wrote down the $354,183 investment through other comprehensive income in the equity section of the statements of financial condition. The equity method is used to account for this partnership interest. The $883,268 investment in AMD-FCB, LLP, represents capital contributions made to-date, for a 50% partnership interest with Ave Maria Development, LLP to purchase land and construct an office building in the town of Ave Maria. The Bank has leased a total of 16,809 square feet, or approximately one-half of the building that will include a branch, executive and administrative offices (see Note 20). The Company is planning on moving their corporate headquarters to the Ave Maria building. Although the Company owns a 50% interest in the partnership, management has determined that the Company is not the primary beneficiary under the rules of FIN 46(R) and therefore the equity method will be applied to this investment, with the original investment recorded at cost and adjusted periodically to recognize the Company’s share of earnings or losses. Intercompany profits and losses will be eliminated by reducing the investment balance and income from the Company’s share of the unrealized intercompany profits and losses. The Company has also guaranteed 50% of the construction loan to fund completion of the project (see Note 17). The Company evaluated the partnership interest for impairment and concluded that there was no impairment.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 5 - Loans

The Company grants loans to customers primarily in Charlotte, Collier, Glades, Hendry and Lee Counties of Southwest Florida.

The major classifications of loans as of December 31, 2008 and 2007 are as follows:

	2008	2007

Commercial, financial, and agricultural	$44,290,030	$42,718,370
Real estate - construction	328,673,278	414,737,975
Real estate - mortgage	243,876,855	296,213,418
Consumer	6,533,643	6,111,974
Other	1,985,873	3,006,024
Total	625,359,679	762,787,761
Unearned income	(881,436)	(1,356,800)
Allowance for loan losses	(36,389,744)	(18,309,279)

Net loans	$588,088,499	$743,121,682

In addition to the major categories listed above, at December 31, 2008, the Company had a significant concentration in unimproved commercial land loans totaling approximately $96 million, of which $82.5 million is currently on nonaccrual.

Deposit overdrafts reclassified as loans and included in the other loan category amounted to $156,455 and $220,718, at December 31, 2008 and 2007, respectively.

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FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 5 - Loans - Continued

Information about impaired loans as of and for the years ended December 31 is as follows:

	2008	2007

Impaired loans with a specific valuation allowance	$114,697,079	$36,431,688
Impaired loans without a specific valuation allowance	50,792,628	76,730,076

Total impaired loans	$165,489,707	$113,161,764

Related allowance on impaired loans	$21,226,107	$8,635,084
Total nonaccrual loans	155,520,915	111,146,557
Total loans past due 90 days or more and still accruing	890,781	6,513,000

	2008	2007	2006

Average monthly balance of impaired loans (based on month-end balances)	$131,958,981	$52,233,405	$7,597,033
Interest income recognized on impaired loans	1,751,131	5,118,250	1,676,649
Interest income recognized on the cash basis on impaired loans	1,751,131	5,118,250	1,676,649

For the years ended December 31, 2008, 2007 and 2006, the difference between gross interest income that would have been recorded in such period if the nonaccruing loans had been current in accordance with their original terms and the amount of interest income on those loans that was included in such period's net income was approximately $5,914,577, $6,888,666 and $2,491,750, respectively.

The Company has no commitments to lend additional funds to the borrowers of nonaccrual loans.

Net unamortized deferred loan fees and origination costs included in unearned income amounted to $881,436 and $1,356,800 as of December 31, 2008 and 2007, respectively.

Commercial and residential real estate loans pledged to secure FHLB advances and letters of credit amounted to approximately $20,000,000 and $20,500,000 at December 31, 2008 and 2007, respectively (see Note 10). Commercial real estate loans pledged to secure the Federal Reserve Bank line of credit amounted to approximately $20,259,000 and $12,200,000 at December 31, 2008 and 2007, respectively.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 6 - Allowance for Loan Losses

Changes in the allowance for loan losses for the years ended December 31, 2008, 2007 and 2006 were as follows:
	2008	2007	2006

Balance at beginning of year	$18,309,279	$13,590,000	$11,522,910

Charge-offs	(51,215,611)	(2,340,470)	(264,326)
Recoveries	165,676	192,149	35,146
Net (charge-offs) recoveries	(51,049,935)	(2,148,321)	(229,180)
Provision for loan losses	69,130,400	6,867,600	2,296,270

Balance at end of year	$36,389,744	$18,309,279	$13,590,000

Note 7 - Premises and Equipment

Premises and equipment as of December 31, 2008 and 2007 is as follows:

	2008	2007

Land	$6,940,840	$4,993,070
Land improvements	1,038,013	895,508
Building	14,462,303	13,983,175
Furniture and equipment	5,729,713	5,378,314
Automobiles	628,927	605,010
Construction-in-progress	4,766,469	2,857,300
	33,566,265	28,712,377
Accumulated depreciation	(8,698,708)	(7,616,969)

Premises and equipment, net	$24,867,557	$21,095,408

The provision for depreciation charged to occupancy and equipment expense for the years ended December 31, 2008, 2007 and 2006 was $1,086,954, $951,351, and $919,381, respectively.

 FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 8 - Foreclosed Real Estate

At December 31, 2008 and 2007, the Company had foreclosed assets totaling $52,005,241 and $1,065,289, respectively.  Seven (7) properties make up approximately 92% of the December 31, 2008 balance.  Two of the aforementioned properties are the two SPE’s noted in Note 1.

Note 9 - Deposits

The aggregate amounts of time deposits of $100,000 or more, including certificates of deposit of $100,000 or more at December 31, 2008 and 2007 were $370,452,562 and $355,279,633, respectively. Time deposits of less than $100,000 totaled $284,837,438 and $93,704,639 at December 31, 2008 and 2007, respectively.

The maturities of time certificates of deposit and other time deposits issued by the Bank at December 31, 2008, are as follows:

Year Ending December 31,
2009	$302,053,155
2010	212,093,963
2011	91,571,923
2012	38,580,432
2013	10,989,051
2014	1,476

$655,290,000

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 10 - Long-term Debt

Long-term debt consists of the following at December 31:

	2008 2007
Long-term FHLB advances, with varying maturities from March 2010 through December 2014, with interest rates at variable base or fixed rates between 1.53% to 6.18%, secured by real estate mortgage loans and pledged securities	$50,000,000	$55,000,000

2002 Long-term subordinated debentures; interest rate prime plus 0.5%, 30-year life with a call option of 5 years, subject to regulatory approval	10,310,000	10,310,000

2006 Long-term subordinated debentures; interest rate at three month LIBOR plus 1.55%, 30-year life with a call option of 5 years, subject to regulatory approval	20,619,000	20,619,000

	$80,929,000	$85,929,000

In June 2002, the Company formed a wholly-owned Delaware statutory business trust, FCBI Capital Trust I, which issued $10,000,000 of guaranteed preferred securities representing undivided beneficial interests in the assets of the trust ("Trust Preferred Securities"). In May 2006, the Company formed another wholly-owned Delaware statutory business trust, FCBI Capital Trust II, which issued $20,000,000 of guaranteed preferred securities. The common securities of both trusts are owned by the Company. The proceeds from the issuance of the Trust Preferred Securities ($30,000,000) and common securities ($929,000) were used by the trust to purchase $30,929,000 of junior subordinated deferrable interest debentures of the Company. The debentures, which bear interest at Prime rate plus 0.5% and three month LIBOR plus 1.55%
respectively, represent the sole asset of the trusts. The Company has fully and unconditionally guaranteed all obligations of the Trusts on a subordinated basis with respect to the Trust Preferred Securities. In accordance with the provisions of FIN 46(R), the Company accounts for the Trust Preferred Securities as a long-term debt liability to the Trust in the amount of $30,929,000. Subject to certain limitations, the Trust Preferred Securities qualify as Tier 1 capital.

The Company has entered into an agreement, which fully and unconditionally guarantees payment of accrued and unpaid distributions required to be paid on the Trust Preferred Securities, with respect to any Trust Preferred Securities called for redemption. In December 2008, the Company elected to defer the interest payments as allowed under the agreement to conserve cash. Payments maybe deferred for up to 20 quarters, but the interest will continue to be accrued every month.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 10 - Long-term Debt - Continued

The Trust Preferred Securities mature in September 2032 and July 2036, and may be called by the Company at any time after June 2007 and July 2011 respectively.

Maturities of long-term debt following December 31, 2008, are as follows:

Year Ending December 31,
2009	$—
2010	5,000,000
2011	5,000,000
2012	20,000,000
2013	—
Thereafter	50,929,000

$80,929,000

Note 11 - Shareholders' Equity

At December 31, 2008 and 2007, shareholders' equity of the Company consisted of the following:

Preferred stock: 5,000,000 shares authorized with a par value of $0.01 per share, nonvoting.

Common stock: 25,000,000 shares authorized with a par value of $0.01 per share. Voting rights equal to one vote per share.

Paid-in capital: Represents the funds received in excess of par value upon the issuance of stock, net of issuance costs, the effect of issuance of stock options and the related effects of the stock dividends and stock splits.

Retained earnings: Represents the accumulated net earnings of the Company as reduced by dividends paid to shareholders and the effect of stock dividends issued in previous periods.

Accumulated other comprehensive income (loss): Represents the change in equity during each period from the effects of unrealized holding gains and losses on securities available-for-sale, net of tax.

Stock splits:  In October 2006, the Company issued a 1.2 for 1.0 common stock split resulting in an increase in the number of outstanding shares by 1,098,246. In October 2007, the Company issued a 1.2 for 1.0 common stock split resulting in an increase in the number of outstanding shares by 1,317,874.  All per share amounts included in these consolidated financial statements have been adjusted to give retroactive effect to the stock splits.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 12 - Regulatory Capital Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators, which if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary bank must meet specific capital guidelines involving quantitative measures of the Company's and its subsidiary bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective guidelines are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.  Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (Tier 1 "leverage")(as defined). As of December 31, 2008, that the Company and the Bank failed to meet all capital adequacy requirements to which they are subject.

As of December 31, 2008, the most recent notification from the applicable regulatory agencies categorized the Bank as undercapitalized under the regulatory framework for prompt corrective action. To become well capitalized again, the Bank will have to maintain minimum Total capital, Tier 1 capital, and Tier 1 leverage ratios as disclosed in the table below. There are no changes in conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

On October 17, 2008, Florida Community Banks, Inc.’s wholly-owned subsidiary, Florida Community Bank (“Bank”), the Florida Office of Financial Regulation (“OFR”) and the Federal Deposit Insurance Corporation (“FDIC”) entered into a Stipulation and Consent of Entry of Order to Cease and Desist, which incorporated by reference an Order to Cease and Desist for the Bank (“Order”). This Order replaced the earlier Stipulation Agreement Order issued by the OFR in May 2007.

The Order requires the Bank to: (i) recruit three new directors; (ii) review its management to determine if staffing changes or additions are required; (iii) modify its management succession plan; (iv) increase Board oversight and minute keeping; (v) obtain regulatory clearance for the appointment of executive officers; (vi) adopt and adhere to a capital plan for maintaining a Tier 1 Leverage Capital ratio of at least 8%, a Tier 1 Risk Based Capital ratio of at least 10% and a Total Risk Based Capital ratio of at least 12%; (vii) obtain regulator approval for the payment of dividends; (viii) charge off or collect all assets classified as “loss” by the OFR; (ix) establish a special assets committee to adopt a plan to reduce the Bank’s risk exposure to adversely classified assets; (x) refrain, except under certain circumstances, from making loans to borrowers who has had a loan charged off or adversely classified by the Bank; (xi) evaluate and reorganize the Bank’s special assets department and policies; (xii) address and cure

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 12 - Regulatory Capital Matters - Continued

deficiencies in loan administration, underwriting, loan policy and loan review; (xiii) review, monitor and reduce the Bank’s credit concentration risk; (xiv) review and modify its allowance for loan and lease losses methodology; (xv) develop a plan to increase earnings; (xvi) amend its 2008 business plan budget and develop a business plan and budget for 2009 and 2010 to reflect the Bank’s current condition and prospects; (xvii) not increase its amount of brokered deposits and develop a plan to reduce their level of use; (xviii) not borrow money other than deposits, Federal Funds purchased or Federal Home Loan Bank advances without regulatory approval; (xix) evaluate its interest rate risk modeling system: and (xx) establish a compliance committee of the Board and file periodic reports with the OFR and FDIC as to compliance with the Order.  A copy of this Order was included in the September 30, 2008 form 10-Q as Exhibit 10.9.

Management believes that it is addressing, or has addressed, all of the substantive items in, and is compliant with the Cease and Desist Order Agreement however, as of this filing the Bank was not in compliance with all of the items.  The Bank has recruited three new directors, but only one to date has been approved by the OFR; approval of the other two are still pending.  The Bank’s capital ratios have fallen below the minimums required by the Order; as of December 31, 2008 the Tier 1 Leverage Capital Ratio was 4.88%, the Tier 1 Risk Based Capital ratio was 6.66% and the Total Risk Based Capital Ratio was 7.95%.  As of March 31, 2009, the Capital ratios are projected to decrease further.  Management is reviewing and weighing all of its opinions for increasing capital and is actively trying to reduce the size of the Bank by selling non-performing assets, which will improve the capital ratios.

The Company's and the Bank's actual capital amounts and ratios are also presented in the table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2008:
Total Capital Consolidated	$59,000	7.80%	$60,532	8.00%	N/A	N/A
Florida Community Bank	60,040	7.95	60,411	8.00	$75,514	10.00%
Tier 1 Capital Consolidated	29,500	3.90	30,266	4.00	N/A	N/A
Florida Community Bank	50,268	6.66	30,206	4.00	45,308	6.00
Tier 1 Leverage Consolidated	29,500	2.86	41,278	4.00	N/A	N/A
Florida Community Bank	50,268	4.88	41,191	4.00	51,489	5.00

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 12 - Regulatory Capital Matters - Continued

Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
Amount	Ratio	Amount	Ratio	Amount	Ratio
(Dollars in thousands)

As of December 31, 2007:
Total Capital Consolidated	$138,692	16.69%	$66,491	8.00%	N/A	N/A
Florida Community Bank	128,841	15.64	65,894	8.00	$82,368	10.00%
Tier 1 Capital Consolidated	128,205	15.43	33,246	4.00	N/A	N/A
Florida Community Bank	118,448	14.38	32,947	4.00	49,421	6.00
Tier 1 Leverage Consolidated	128,205	13.38	38,334	4.00	N/A	N/A
Florida Community Bank	118,448	12.50	37,907	4.00	47,383	5.00

Note 13 - Stock Option Plans

The Company has adopted the 2002 Key Employee Stock Compensation Program ("Employee Program"). The Employee Program provides for the granting of stock options generally with an exercise price equal to the fair market value of the Company's stock at the date of grant. The stock options generally vest over four years of continuous service and have a ten year contractual term. Certain options provide for accelerated vesting if there is a change of control (as defined in the plan). The following table reflects the number of shares to be issued upon the exercise of options granted under the Employee Program, the weighted-average exercise price of all such options, and the total number of shares of common stock reserved for the issuance upon the exercise of authorized, but not-yet-granted options, as of December 31, 2008.

Plan Category	Number of Shares to be Issued Upon the Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plan

Equity Compensation Plans Approved by Shareholders	248,564	$9.82	63,485
Equity Compensation Plans Not Approved by Shareholders	—	0.00	—
	248,564	$9.82	63,485

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 13 - Stock Option Plans - Continued

Options to purchase Florida Community Banks, Inc. stock have been granted to directors, officers and employees under the Employee Program. Under the Employee Program, options may be granted to purchase up to a maximum of 388,591 common shares, as adjusted for all subsequent stock dividends and splits.

The stock options expire 10 years after the date of grant and are issued at an option price no less than the market price of the Company's stock on the date of grant. Options granted are generally exercisable at 40% after one year and in annual 20% increments thereafter.

The following table summarizes the Company's stock option activity since December 31, 2007:

	Options	Weighted Average Exercise Price

Outstanding as of December 31, 2007	232,522	$10.19
Granted	25,000	5.00
Exercised	8,956	6.03
Cancelled/Forfeited	2	6.03

Outstanding as of December 31, 2008	248,564	9.82

Fully vested and exercisable as of December 31, 2008	218,092	10.17

The following tables provide additional information about the Company's stock options:

	2008	2007 2006
Weighted average grant date fair value of options granted	$1.31	$—	$—
Total intrinsic value of options exercised	—	—	—
Total fair value of options vested	85,829	518,854	844,484

A summary of the status of the Company’s nonvested options as of December 31, 2008, and changes during the year ended December 31, 2008, is presented below:
	Nonvested Options	Weighted Average Fair Value

Nonvested options as of December 31, 2007	25,667	$3.00
Granted	25,000	1.31
Vested	20,195	2.20
Cancelled, forfeited or expired	—	0.00

Nonvested options as of December 31, 2008	30,472	2.14

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 13 - Stock Option Plans - Continued

	As of December 31, 2008
	Total Options Outstanding	Options Fully Vested and Expected to Vest	Options Fully Vested and Exercisable

Number	248,564	248,564	218,092
Weighted average exercise price	$9.82	$9.82	$10.17
Aggregate intrinsic value (in thousands)	—	—	—
Weighted average remaining contractual life (in years)	5.03	5.03	4.42

Total compensation cost for stock based compensation recognized under the fair value method for the years ended December 31, 2008, 2007 and 2006 was $18,884, $36,299, and $92,035, respectively, with related tax benefits of $3,480, $7,529, and $18,609, respectively.

As of December 31, 2008, there was $82,362 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plans. This cost is expected to be recognized over a weighted-average period of approximately 2.0 years. Intrinsic value represents the difference between the closing stock price of the Company's common stock and the exercise price of the underlying stock options. Aggregate intrinsic value in a previous table represents the value that would have been received by option holders if they had exercised all stock options at December 31, 2008. The total intrinsic value of options exercised during the year ended December 31, 2008, was $116,607.

Note 14 - Other Operating Expenses

Other operating expenses that exceed one percent of the aggregate of total interest income and other income for the years ended December 31, 2008, 2007 and 2006 are as follows (in thousands):

2008		2007 2006

Non-performing loan expenses	$3,064	$409	$149
Examination and assessment	1,495	740	252
Professional fees	790	639	461

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 15 - Income Taxes

Federal and state income taxes receivable as of December 31, 2008 and 2007 included in other assets, respectively, were as follows:

	2008	2007
Current:
Federal	$28,087,572	$182,446
State	1,036,425	36,426

A valuation allowance related to the net deferred tax asset is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized.  Management has determined that a valuation allowance is required at December 31, 2008 due to the matters discussed in Note 1 regarding the Company’s ability to continue as a going concern.  The net deferred tax asset has been reduced to an amount equal to the remaining recoverable federal income taxes from carryback of future net operating losses.  The components of the deferred income tax asset included in other assets as of December 31, 2008 and 2007 are as follows:

	2008	2007

Deferred tax asset:
Federal	$19,196,141	$12,003,921
State	6,792,789	2,000,886
Total deferred income tax asset	25,988,930	14,004,807

Deferred tax liability:
Federal	(283,902)	(286,085)
State	(47,317)	(47,681)
Total deferred income tax liability	(331,219)	(333,766)

Net deferred tax asset	25,657,711	13,671,041
Less: valuation allowance	(22,858,141)	—

Net deferred tax asset	$2,799,570	$13,671,041

The tax effects of each type of income and expense item that gave rise to deferred taxes are:

	2008	2007

Allowance for loan losses	$14,010,061	$7,049,072
Nonaccrual loan interest income	4,068,340	6,140,905
Net operating loss carryforward	3,593,432	—
Write-down of other real estate owned	3,703,534	34,769
Deferred loan fees	339,352	521,899
Accrued sick time	150,512	137,223
Depreciation	(331,219)	(333,766)
Other	123,699	120,939

Net deferred tax asset	25,657,711	13,671,041
Less: valuation allowance	(22,858,141)	—

Net deferred tax asset	$2,799,570	$13,671,041

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 15 - Income Taxes - Continued

The Company and its subsidiary are subject to U.S. federal income tax, as well as income tax of the State of Florida.  There were no unrecognized tax benefits at December 31, 2008 and the Company does not expect the total of unrecognized tax benefits to significantly increase in the next twelve months.

The components of income tax expense for the years ended December 31, 2008, 2007 and 2006 were as follows:
2008		2007 2006
Current
Federal	$(21,905,126)	$11,665,883	$13,044,737
State	—	1,993,381	2,164,855

Deferred
Federal	8,917,903	(6,210,437)	(510,062)
State	1,953,568	(1,035,136)	(85,181)

	$(11,033,655)	$6,413,691	$14,614,349

There were no material tax effects of securities transactions for the years ended December 31, 2008, 2007 and 2006.

The principal reasons for the difference in the effective tax rate and the federal statutory rate are as follows for the years ended December 31, 2008, 2007 and 2006.

	2008		2007		2006

Federal income tax at statutory rates	$(30,515,266)	35.0%	$6,063,019	35.0%	$13,216,146	35.0%
Add (deduct):
Tax-exempt income	(318,942)	0.4	(271,382)	(1.6)	(86,403)	(0.2)
State income tax, net of federal tax benefit	(3,114,972)	3.6	620,110	3.6	1,351,788	3.6
Valuation adjustment of net deferred tax benefits	22,858,141	(26.2)	—	—	—	—
Other	57,384	(0.1)	1,944	—	132,818	0.3

	$(11,033,655)	12.7%	$6,413,691	37.0%	$14,614,349	38.7%

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 16 - Benefit Plans

During the years ended December 31, 2008, 2007 and 2006, the Company had two qualified employee benefit plans: 1) a Profit Sharing Plan and 2) an ESOP. The plans cover substantially all employees, subject to similar eligibility requirements. The Company’s annual contribution to the Profit Sharing Plan is discretionary as determined by the Board of Directors. For the years ended December 31, 2008, 2007 and 2006, the Company’s contributions charged to operations for the Profit Sharing Plan amounted to $547,977, $546,918, and $526,813, respectively.  The Company’s annual contribution to the ESOP is discretionary as determined by the Board of Directors.  The Company’s contribution to the ESOP for 2008, 2007 and 2006 was $116,475, $561,243 and $533,895, respectively.

The Company also has a Director's Benefit Plan (the "Benefit Plan") covering certain directors. This plan was obtained resulting from a business combination that occurred in 1998.

The Benefit Plan provides for the payment of scheduled benefits to the participants or their beneficiaries at age 65 or their normal retirement date, whichever occurs later. If the participant dies prior to receiving 180 monthly payments, the participant's beneficiary shall receive any remaining monthly payments. Payment of benefits under the Benefit Plan requires that the participant fulfill certain conditions related to age and length of service. The Company is accruing the present value of the future benefits to be paid under the Benefit Plan over the term of each participant's service period.

The Company has determined that the following disclosures are relevant to the Benefit Plan, however, the plan is non-qualified and unfunded and has been recorded as a liability of the Company at the present value of the future benefit obligation. Payments to retired directors are funded through operations.

Net pension cost for the Director's Benefit Plan for 2008, 2007 and 2006 included the following components:

	2008	2007	2006

Service cost (benefit)	$—	$(3,212)	$(315)
Interest cost	16,615	20,205	23,488

Net periodic pension cost	$16,615	$16,993	$23,173

The following table sets forth the accumulated benefit obligation of the Director's Benefit Plan recognized in the Company's statements of financial condition at December 31, 2008 and 2007.

	2008	2007

Present value of benefit obligation:
Vested	$166,491	$208,358
Non-vested	—	—

Accumulated benefit obligation/pension liability	$166,491	$208,358

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 16 - Benefit Plans - Continued

The weighted average discount rate used in determining present value of the projected benefit obligation for the Director's Benefit Plan was nine percent.

The aggregate benefit cost expected-to-be accrued for the year ending December 31, 2009, is $-0-.

The measurement date for the plan is December 31 of each year. There are no plan assets on which to compute long-term rates of return.

Expected benefit payments for the Director’s Benefit Plan following December 31, 2008, are as follows:

Year Ending December 31,
2009	$58,482
2010	39,351
2011	21,750
2012	21,750
2013	21,750
2014 – 2016	47,125

Total expected benefit payments	$210,208

Note 17 - Commitments and Contingencies

In the normal course of business, the Company offers a variety of financial products to its customers to aid them in meeting their requirements for liquidity, credit enhancement and interest rate protection. Generally accepted accounting principles recognize these transactions as contingent liabilities and, accordingly, they are not reflected in the accompanying consolidated financial statements.

Loan commitments are made to accommodate the financial needs of the Company's customers. Standby letters of credit commit the Company to make payments on behalf of customers when certain specified future events occur. Historically, most loan commitments and standby letters of credit expire unused.  The Company's exposure to credit loss in the event of nonperformance by the counter-party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same underwriting standards in making commitments and conditional obligations as it does for on-balance sheet instruments. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties. The estimated value of the collateral held to secure standby letters of credit at December 31, 2008, was approximately $9,857,000. The Company records a liability for the estimated fair value of standby letters of credit based on the fees charged for these arrangements. At December 31, 2008 and 2007 these recorded liabilities amounted to $29,308 and $94,557, respectively.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 17 - Commitments and Contingencies - Continued

The approximate total amounts of loan commitments and standby letters of credit are summarized as follows at December 31:

	Contract or Notional Amount
	2008	2007

Loan commitments	$48,190,000	$105,465,000
Standby letters of credit	1,471,000	1,879,000

Total unfunded commitments	$49,661,000	$107,344,000

The Company, as part of its retail mortgage loan production activities, routinely enters into short-term commitments to originate fixed rate loans. Most of the loans will be sold to third-party correspondent banks upon closing. For those loans, the Company enters into individual forward sale commitments at the same time the commitment to originate is finalized. While the forward sales commitments function as an economic hedge and effectively eliminate the Company's financial risk of rate changes during the rate lock period, both the commitment to originate mortgage loans that will be sold and the commitment to sell the mortgage loans are derivatives, the fair values of which are essentially equal and offsetting. The fair values are calculated based on changes in market interest rates after the commitment date. The notional amounts of these mortgage loan origination commitments and the related forward sales commitments were immaterial at December 31, 2008 and 2007. The unrealized gains/losses of the origination and sales commitments were not material at December 31, 2008 and 2007.

The Company invested in a partnership, AMD-FCB, LLP (the "Partnership"), formed to build and lease an office building in which the Bank is leasing space.  In early 2007, the Partnership entered into a construction agreement with a third-party bank. The Company and the other 50% partner have each guaranteed 50% of a construction loan totaling approximately $6,600,000; the amount outstanding at December 31, 2008 was $5,232,201. In addition, the Bank has entered into a 15 year lease agreement with the Partnership to lease 16,809 square feet of the building, approximately one-half. For 2009 the lease payments are projected to be approximately $536,000, with annual increases based on the Consumer Price Index ("CPI") (see Note 20).

The Bank also entered into lease agreements with North Port Gateway, LLC to lease office space for a branch in North Port, Florida,  and with Center of Bonita Springs, Inc. to lease office space for a branch in Bonita Springs, Florida. For 2009 the lease payments are projected to be approximately $195,000 and $146,000, respectively, with annual increases based on the CPI.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 18 - Concentrations of Credit

Most of the Company's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Company's market area. Many such customers are depositors of the Company.  A substantial portion of the Company’s customers ability to honor their contracts is dependent on the business economy in those areas.  Ninety-two percent (92%) of the Company’s loan portfolio is concentrated in real estate (Note 5).  A substantial portion of the foreclosed real estate is located in these same markets.  Accordingly, the ultimate collectability of the loan portfolio and the recovery of the carrying amount of foreclosed real estate are susceptible to changes in market conditions in the Company’s primary market areas.  The other significant concentrations of credit by type of loan are set forth in Note 5. The distribution of commitments to extend credit related primarily to unused real estate draw lines. Commercial and standby letters of credit were granted primarily to commercial borrowers.

The Company maintains its cash accounts at various commercial banks in the United States. The balances in commercial banks are insured by the FDIC. Total uninsured balances held at commercial banks amounted to $5,996,185 and $4,490,871 at December 31, 2008 and 2007, respectively.  Federal funds sold represent short-term investments with designated banks that are not guaranteed.

Note 19 - Restrictions on Subsidiary Dividends, Advances and Loans

The Bank is subject to the dividend restrictions set forth by the State Banking Department (Florida). Under such restrictions, the Bank may not, without the prior approval of the State Banking Department, declare dividends in excess of the sum of the current year's earnings plus the retained earnings from the prior two years. For the year ending December 31, 2009, the Bank has been restricted from declaring and paying any dividends due to regulatory concerns. The Company has also been restricted from declaring and paying any dividends in 2009.

Note 20 - Leases

The Company leased facilities under non-cancelable operating leases during 2008, 2007 and 2006. The leases provide for renewal options and generally require the Company to pay maintenance, insurance and property taxes. For the years ended December 31, 2008, 2007 and 2006, rental expense for such leases was $949,289, $197,348 and $187,181, respectively. The Company leases land and premises for one of its locations from a director of the Company (see Note 22).

The Bank entered into three long-term operating leases for branch and office space in Ave Maria, Bonita Springs and North Port. The minimum lease payments under these leases for 2009 are projected to be approximately $536,000 or $8,852,000 over the remaining course of the fifteen year lease term for Ava Maria, $146,000 annually or $1,530,000 over the remaining course of the ten year lease term for Bonita Springs and $195,000 annually or $1,844,000 over the remaining course of the ten year lease term for North Port; all of the leases are subject to annual rate increases based on the CPI. The leases may be

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 20 – Leases - Continued

extended by two five-year extension periods.  These leases have been included in the future minimum lease payments following.

Future minimum lease payments under non-cancelable operating leases at December 31, 2008, including the Ave Maria, Bonita Springs and North Port leases are as follows:

Year Ending December 31,
2009	$ 1,095,789
2010	1,111,667
2011	1,110,168
2012	1,113,725
2013	1,148,936
Thereafter	8,950,492

Total minimum lease payments	$14,530,777

Note 21 - Litigation

While the Company is party to various legal proceedings arising from the ordinary course of business, management believes after consultation with legal counsel that there are no proceedings threatened or pending against the Company that will, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company.

Note 22 - Related Party Transactions

Loans: Certain directors, executive officers and principal shareholders, including their immediate families and associates were loan customers of the Company during 2008 and 2007. Such loans are made in the ordinary course of business at normal credit terms, including interest rates and collateral, and do not represent more than a normal risk of collection. A summary of activity and amounts outstanding are as follows:

	2008	2007

Balance at Beginning of Year	$4,396,525	$4,554,238
New loans	1,553,597	1,290,355
Repayments	(2,022,210)	(1,448,068)
Change in related parties	(2,050,527)	—

Balance at End of Year	$1,877,385	$4,396,525

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 22 - Related Party Transactions - Continued

Deposits: Deposits held from related parties were $7,743,239 and $9,038,314 at December 31, 2008 and 2007, respectively.

Other: The Company leases the land and premises of the Cypress Lake branch from a director. The lease was initiated in 2001 for a term of 15 years at an arms length fair rental. Noncancelable lease payments for the years ending December 31, 2009 through 2013 are $183,336, $187,919, $192,617, $197,433 and $202,369, respectively. The agreement provides for annual increases of 2.5 percent.

The Company, through the normal course of business, sells loan participations to certain directors and parties related to directors. The transactions are at arms length and do not have terms that are significantly different from other participations sold by the Company. The balance of participations sold to these parties at December 31, 2008 and 2007 was $4,857,810 and $4,584,969.

The Company invested as a 50% partner in a partnership, AMD-FCB, LLP, that is leasing branch and office space to the Bank, for a term of 15 years at an arms length fair rental. The lease payments are projected to be $536,000 per year, subject to annual increases based on the CPI (see Notes 4 and 20).

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FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 23 - Subsequent Event / Financial Restatement

The unforeseen continued severity and longevity of the turmoil in the economy, and more specifically with respect to the South West Florida real estate market, has caused increased scrutiny and potential intervention of our regulators.  The Bank’s examination by the Federal Deposit Insurance Corporation (“FDIC”) has been completed and their report was issued in August 2009.  The apparent euphoria with the new administration, which caused the regional economic indicators to give a premature bump in the first quarter, gave way to the harsh reality that nothing was in place to stimulate the area’s small business and essential consumer confidence that initiates tourist demand for real estate.  The Company determined in the second quarter of 2009 that the majority of the deferred tax assets that were recorded for financial reporting purposes did not qualify for regulatory capital.  The second quarter saw the local economy worsen to lows not seen since the Great Depression era.  The area in the Bank’s footprint registered second in the nation for real estate foreclosures at one in thirteen homes. This was evidenced as the Bank filed its second quarter Call Report. Despite vigilant analysis of the loan portfolio, and writing down or reserving for all foreseen problem loans, nonperforming loans increased to 34.68% of total loans. Additionally, nonperforming assets to total assets rose to 30.87%. These ratios are unsustainable and communications with our regulators have confirmed that the need for additional capital is at the absolute critical juncture. Our ability to accomplish capital restoration is significantly constricted by the current economic environment. As has been widely publicized, access to capital markets is extremely limited in the current economic environment, and we can give no assurances that we will be able to access any such capital or sell more assets. Due to the conditions and events discussed herein it is uncertain what additional actions our regulators will undertake. We believe this uncertainty causes substantial doubt as to our ability to continue as a going concern. With the foregoing, it would be impossible to realize the majority of the recorded deferred tax assets.  We have therefore decided to restate our financial statements as of and for the year ended December 31, 2008 and devalue those assets as of December 31, 2008.  Since we have determined that significant additional capital will be required for us to continue operations through 2009 and beyond, we have engaged financial advisors to assist the Company in its efforts to raise additional capital, and explore other strategic alternatives to address our current capital deficiencies.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 24 - Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Short-Term Investments: For cash and short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities: For securities held-to-maturity, fair values are based on quoted market prices or dealer quotes.

Other Investments: For other investments, fair value is estimated to be approximately the carrying amount.

Loans Held-for-Sale: For these short-term instruments, the carrying amount is a reasonable estimate of fair value.
Loans: For certain homogeneous categories of loans, such as some residential mortgage, credit card receivables and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Accrued Interest Receivable: The carrying amount of accrued interest receivable approximates its fair value.

Deposits: The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Short-Term Borrowings: The carrying amounts of short-term borrowings approximate their fair values.

Accrued Interest Payable: The carrying amount of accrued interest payable approximates its fair value.

Long-Term Debt: Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to Extend Credit, Standby Letters of Credit, and Financial Guarantees Written: The fair value of commitments, letters of credit, and financial guarantees is estimated to be approximately the fees charged for these arrangements.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 24 - Fair Value of Financial Instruments - Continued

The estimated fair values of the Company's financial instruments as of December 31, 2008 and 2007 are as follows:

	2008		2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)		(in thousands)
Financial Assets
Cash and short-term investments	$45,866	$45,866	$14,729	$14,729
Securities	199,625	203,311	135,810	136,500
Other investments	7,988	7,988	6,816	6,816
Loans held-for-sale	156	156	—	—
Loans	624,478	628,562	761,431	762,783
Accrued interest receivable	3,511	3,511	4,585	4,585

Financial Liabilities
Deposits	$845,429	$863,237	$753,658	$757,853
Accrued interest payable	4,853	4,853	3,509	3,509
Long-term debt	80,929	85,513	85,929	87,088

Financial Instruments
Commitments to extend credit	$48,190	$482	$105,465	$1,055
Standby letters of credit	1,471	15	1,879	20

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with SFAS No. 157.  See Note 1 for a discussion of the Company’s policies regarding this hierarchy.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 24 - Fair Value of Financial Instruments - Continued

Items Measured at Fair Value on a Recurring Basis

The Company does not have any assets and liabilities that require measurement at fair value on a recurring basis as of December 31, 2008:

Items Measured at Fair Value on a Nonrecurring Basis

The following fair value hierarchy table presents information about the Company’s assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2008:

		Fair Value Measurement at Report Date Using
ASSETS	Fair Value	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3

Loans held for sale	$156,231	$—	$156,231	$—
Impaired loans	165,489,707	—	—	165,489,707
Foreclosed real estate	52,005,241	—	—	52,005,241
Total Assets	$217,651,179	$—	$156,231	$217,494,948

The valuation techniques used to measure fair value for the items in the table above are as follows;

Loans held-for-sale – Loans held for sale for which the fair value option has not been elected are carried at the lower of cost or fair value.  When possible, the fair value of loans held for sale is based on what secondary markets are currently offering for portfolios with similar characteristics.  Such loans are generally classified in Level 2 of the fair value hierarchy given the level of activity in the market and the frequency of available quotes.

Impaired Loans – Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan’s observable market price or current appraised value of the collateral in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan.  Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Level 2 or Level 3 depending on the type of asset and the inputs to the valuation.  When appraisals are used to determine impairment and these appraisals require significant adjustments to market-based valuation inputs or apply an income approach based on unobservable cash flows to measure fair value, the related loans subjected to nonrecurring fair value adjustments are typically classified as Level 3 due to the fact that Level 3 inputs are significant to the fair value measurement.

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 24 - Fair Value of Financial Instruments - Continued

Foreclosed Real Estate – Foreclosed assets are adjusted to fair value upon transfer of the loans to foreclosed real estate.  Subsequently, foreclosed real estate is carried at the lower of carrying value or fair value.  Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral.  When the fair value of the collateral is based on an observable market price, the Company records the foreclosed real estate as nonrecurring Level 2.  When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed real estate as nonrecurring Level 3.

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FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 25 - Condensed Parent Company Information (Restated)

Statements of Financial Condition

	2008	2007
Assets

Cash and due from banks	$1,051,798	$639,727
Other investments – securities	929,000	929,000
Other investments – partnerships	883,268	1,215,875

Loans	—	8,500,000
Allowance for loan losses	—	(139,600)
Net Loans	—	8,360,400

Investment in subsidiaries (equity method) - eliminated upon consolidation	50,267,862	118,447,600
Other assets	23,458	133,615

Total Assets	$53,155,386	$129,726,217

Liabilities and Shareholders' Equity

Liabilities

Subordinated debentures	$30,929,000	$30,929,000
Other liabilities	455,466	592,180
Total Liabilities	31,384,466	31,521,180

Total Shareholders' Equity	21,770,920	98,205,037

Total Liabilities and Shareholders' Equity	$53,155,386	$129,726,217

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FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 25 - Condensed Parent Company Information (Restated) - Continued

Statements of Operations

	2008	2007
Income
Dividends from subsidiaries - eliminated upon consolidation	$250,000	$3,904,686
Interest on loans	311,986	715,651
Investment interest and other operating income	220,084	176,311
Total Income	782,070	4,796,648

Expenses
Interest	1,722,137	2,327,974
Salaries and employee benefits	75,959	70,799
Provision for loan losses	(139,600)	49,600
Other operating expenses	126,638	262,386
Total Expenses	1,785,134	2,710,759

Income (loss) before income taxes and equity in undistributed earnings (loss) of subsidiary	(1,003,064)	2,085,889
Income tax benefit	448,868	701,600

Income (loss) before equity in undistributed earnings (loss) of subsidiary	(554,196)	2,787,489
Equity in undistributed earnings (loss) of subsidiary	(75,598,622)	8,121,730

Net Income (Loss)	$(76,152,818)	$10,909,219

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FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 25 - Condensed Parent Company Information (Restated) - Continued

Statements of Cash Flows

	2008	2007
Operating Activities
Net income (loss)	$(76,152,818)	$10,909,219
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	(139,600)	49,600
Deferred tax expense (benefit)	15,860	(53,746)
Equity in undistributed (income) loss of subsidiary	75,598,622	(8,121,730)
(Decrease) increase in accrued interest receivable	51,603	(2,980)
(Increase) decrease in income tax receivable…………………...	(213,104)	26,902
Increase (decrease) in accrued interest payable	128,671	(2,349)
Other, net	(31,163)	3,027
Net Cash (Used) Provided By Operating Activities	(741,929)	2,807,943

Investing Activities
Investment in subsidiary bank	(7,400,000)	—
Net (increase) decrease in loans	8,500,000	(2,500,000)
Proceeds from other investments	—	48,000
Net Cash Provided (Used) By Investing Activities	1,100,000	(2,452,000)

Financing Activities
Issuance of common stock……………………………………....	54,000	—
Costs associated with the issuance of stock split	—	(12,102)
Cash dividends	—	(3,295,693)
Net Cash Provided (Used) By Financing Activities	54,000	(3,307,795)

Net Increase (Decrease) In Cash and Cash Equivalents	412,071	(2,951,852)

Cash and Cash Equivalents at Beginning of Year	639,727	3,591,579

Cash and Cash Equivalents at End of Year	$1,051,798	$639,727

Cash Paid During the Year For:
Interest	$1,593,466	$2,330,323
Taxes	7,000,000	13,468,880

FLORIDA COMMUNITY BANKS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

Note 26 - Quarterly Results of Operations (Unaudited) (Restated)

Selected quarterly results of operations for the four quarters ended December 31 are as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
	(In Thousands)
2008:
Total interest income	$14,281	$12,686	$12,515	$7,753	$47,235
Total interest expense	8,403	7,582	8,222	8,963	33,170
Provision for loan losses	906	9,606	29,290	29,328	69,130
Net interest income (expense) after provision for loan losses	4,972	(4,502)	(24,997)	(30,538)	(55,065)
Other noninterest income	596	612	506	572	2,286
Other noninterest expense	5,211	5,942	6,505	16,750	34,408
Income tax expense	62	(3,859)	(12,023)	4,786	(11,034)
Net income (loss)	295	(5,973)	(18,973)	(51,502)	(76,153)
Per common share
Basic earnings	0.04	(0.75)	(2.40)	(6.51)	(9.62)
Diluted earnings	0.04	(0.75)	(2.40)	(6.47)	(9.58)

2007:
Total interest income	$20,695	$20,307	$19,613	$16,802	$77,417
Total interest expense	9,643	9,602	9,866	9,279	38,390
Provision for loan losses	299	—	550	6,019	6,868
Net interest income after provision for loan losses	10,753	10,705	9,197	1,504	32,159
Other noninterest income	627	1,011	579	611	2,828
Other noninterest expense	3,887	4,453	4,497	4,827	17,664
Income tax expense	2,826	2,733	1,983	(1,128)	6,414
Net income (loss)	4,667	4,530	3,296	(1,584)	10,909
Per common share
Basic earnings	0.59	0.57	0.42	(0.20)	1.38
Diluted earnings	0.58	0.56	0.41	(0.19)	1.36

2006:
Total interest income	$18,899	$21,919	$22,882	$21,874	$85,574
Total interest expense	6,973	8,516	9,224	9,652	34,365
Provision for loan losses	980	2,410	1,225	(2,319)	2,296
Net interest income after provision for loan losses	10,946	10,993	12,433	14,541	48,913
Other noninterest income	959	1,139	962	856	3,916
Other noninterest expense	3,462	3,741	3,762	4,104	15,069
Income tax expense	3,249	3,231	3,699	4,435	14,614
Net income	5,194	5,160	5,934	6,858	23,146
Per common share
Basic earnings	0.66	0.65	0.75	0.87	2.93
Diluted earnings	0.65	0.64	0.74	0.87	2.90